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                                                                   EXHIBIT 23(B)
                                                                   -------------







                                   CONSENT OF
                   UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.









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                                                                   Exhibit 23(b)




             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING AND GEOLOGICAL CONSULTING FIRM




UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated November 22, 2004, for the Crawford Prospect Area, Pennsylvania; its Geologic Evaluation, dated November 22, 2004, for the Fayette Prospect Area, Pennsylvania; its Geologic Evaluation, dated November 22, 2004, for the Armstrong Prospect Area, Pennsylvania; its Geologic Evaluation, dated November 22, 2004, for the McKean Prospect Area, Pennsylvania; and its Geologic Evaluation, dated November 22, 2004, for the Tennessee Prospect Area in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #14-2005(A) Limited Partnership, and to all references to UEDC as having prepared such report and as an expert concerning such report.




UEDC, Inc.


/s/ Robin Anthony 11/26/04
Robin Anthony              November 26, 2004
Geologist                  Pittsburgh, Pennsylvania